Code of Business Conduct and Ethics 2009

All Peabody Energy Corporation’s Subsidiaries and Affiliates are covered by this code.

TABLE OF CONTENTS

1. Mission Statement

2. Conflicts of Interest

3. Corporate Opportunities

4. Compliance with All Laws

5. Commercial Relationships

6. Relations with Government Officials

7. Political Contributions

8. Financial Reporting and Record-Keeping

9. Work Environment

10. Drugs and Alcohol in Work Place

11. Reporting of Code Violations

12. Protection and Proper Use of Company Assets

13. Confidentiality

14. Audits

15. Nonexclusivity

16. Waivers

17. Violations

18. Authority

Peabody Energy Corporation, its subsidiaries and affiliates will, at all times, conduct their business in an ethical and safe manner and in strict compliance with all laws and regulations. This Code of Business Conduct and Ethics defines ethical standards to help all of us achieve the objective of establishing and maintaining a reputation as a world-class company. It applies to all directors, officers and salaried employees of Peabody Energy Corporation, its subsidiaries and affiliates, and any questions regarding acceptable conduct or interpretation of this Code should be directed to the Law Department (314-342-3400).

This Code of Business Conduct and Ethics is not a part of a contract, and no employee of the Company has any contractual right to the matters set forth in this Code. The contents of the Code are not a guarantee of employment. Additionally, the contents of the Code do not alter in any way your employment status.

Dear Fellow Employees:

Peabody has a strong commitment to conduct business in a safe and ethical manner and to act responsibly with all stakeholders. This commitment is reinforced through our Mission Statement and the carefully developed policies and procedures outlined in this Code of Business Conduct and Ethics.

By having a better understanding of our Mission Statement, our Code and other policies and procedures, we will be more knowledgeable on how to recognize potential legal and ethical issues and know where to look for assistance when needed.

If you have any questions about our Mission Statement, our Code or any company policy, please discuss them with your manager or our Law Department.

We appreciate your contribution to Peabody’s success and to maintaining our high standards. Thank you for your continued support of this important initiative.

Sincerely,

Gregory H. Boyce
Chairman and Chief Executive Officer

This Code of Business Conduct and Ethics defines ethical standards to help all of us achieve the objective of conducting our business affairs as a world-class company.

1 MISSION STATEMENT

Our Mission Statement expresses our shared goals and expected standards of performance. It also lists six areas we believe to be fundamental, one of which is:

“We will at all times operate in a responsible, ethical and constructive manner.”

This principle is one of the underlying purposes for The Code of Business Conduct and Ethics. The complete text of the Mission Statement follows.

Peabody’s mission is to be a leading worldwide producer and supplier of sustainable energy solutions, which power economic prosperity and result in a better quality of life.

We will be Best in Class in six fundamental areas:

•	We will develop and manage safe, efficient, technology-driven, low-cost coal mining operations;

•	We will provide customers with quality products, reliable supply, innovative solutions and superior service;

•	We will provide our employees with an empowered, collaborative work environment based on mutual trust and respect that emphasizes safe working conditions, rewards continuous improvement, innovation and creativity, and provides opportunities for job satisfaction and career advancement;

•	We will reward shareholders with superior earnings performance and sustained earnings growth;

•	We will at all times operate in a responsible, ethical and constructive manner; and

•	When the mining is complete, we will leave the land in a condition equal to or better than we found it.

2 CONFLICTS OF INTEREST

You must avoid all conflicts of interest and appearance of impropriety when representing us in business dealings or in making any recommendation which could affect us. In addition, you must disclose any actual or apparent conflict of interest to your supervisor and promptly submit an updated copy of the attached “Compliance Statement” to our Chief Legal Officer.

A “conflict of interest” exists when your private interest interferes, or appears to interfere, with the interests of Peabody. A conflict situation can arise when you take actions or have interests that may make it difficult to perform your work objectively and effectively. Conflicts of interest may also arise when you, or members of your family, receive improper personal benefits as a result of your position with us. Loans to, or guarantees of obligations of, executive officers and their family members by Peabody are not permitted by law.

It is not practical or possible to specify all activities which may create a conflict of interest; however, situations which you should avoid include:

•	Owning any interest (other than nominal amounts of stock in publicly traded companies) in any supplier, customer, lessor, contractor or competitor;

•	Consulting with, or being an employee of, any customer, lessor, contractor, supplier or competitor during employment by us;

•	Providing services to another company engaged in the mining or sale of coal, production or sale of coalbed methane, production or sale of electricity or any competitor in engineering, accounting, legal, laboratory and other services;

•	Participating in any outside business activities that are competitive with any of our businesses;

•	Purchasing goods or services from us, or selling goods or services to us, or having a close relative do the same (unless done through a normal program of disposal of our surplus property offered generally to all employees or approved in accordance with our “related person” transaction policy);

•	Participating in outside activities which are so substantial that they interfere with your ability to devote appropriate time and attention to your job responsibilities with us;

•	Serving on the board of directors of a customer, lessor, contractor, supplier or competitor;

•	Disclosing or using any information that is confidential, proprietary or privileged.

3 CORPORATE OPPORTUNITIES

You are prohibited from using for personal gain any business opportunity learned through the use of our property or information or through your position with us. In addition, you may not use our property or information or your position with us for improper personal gain and you may not compete with us. These restrictions prohibit your personal purchase of leases or other property, such as surface, coalbed methane or mineral interests, in an area where we hold mining interests or land on which new power plants or Btu Conversion projects could be constructed or where we may have an interest in acquiring such properties.

You owe a duty to us to advance our legitimate interests when the opportunity to do so arises.

4 COMPLIANCE WITH ALL LAWS

It is our policy to comply in all respects with the laws and regulations that apply to our business at all government levels (including Tribal or indigenous group governments). You are expected to comply with the letter and spirit of such laws and regulations.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts or about the requirements or prohibitions mandated by a particular law or regulation, you should consult our Law Department for specific advice.

A. Safety and Environmental Laws

We are committed to providing a safe, healthy workplace and constantly strive to eliminate or minimize accidents in the workplace, wherever we do business. You are responsible for maintaining a safe and healthy workplace for all by following all of our safety rules and practices and reporting accidents, injuries and unsafe equipment, practices and conditions in a timely manner.

We are also committed to establishing and maintaining environmental protection programs that prevent injury to the environment in our operating communities. These programs are designed to enhance our reputation as a good corporate citizen and an industry leader and are, at a minimum, structured to comply with all applicable laws and regulations.

B. EEO Laws, Affirmative Action Programs and Other Employee Matters

We believe Equal Employment Opportunity is good business. Talented individuals include women and men of all ages, races, colors, religions, sexual orientations and national origins. Reaching out to all people is therefore fundamental in maximizing our opportunity to attract and retain a qualified and high performance work force.

It is our policy to comply in all respects with the laws and regulations that apply to our business at all government levels (including Tribal or indigenous group governments).

Equally important is our commitment to comply with all Equal Employment Opportunity laws and our Equal Opportunity Policy Statement which require recruiting, hiring, placing, promoting, training, compensating, transferring and terminating employees based on job-related qualifications and performance without regard to race, color, religion, national origin, sex, sexual orientation, age (as defined by law), disability (unrelated to the performance of essential tasks of the position) or status as a special disabled veteran or veteran of the Vietnam era. Our affirmative action programs are intended to enhance this legal protection.

If you are responsible for selecting, placing, training, compensating, or promoting employees, you must comply with all Equal Employment Opportunity laws and carry out our affirmative action policies and obligations.

To ensure that there is no appearance of favoritism, we have adopted a special procedure for the hiring or employing of close relatives of any management personnel. The future hiring of any such relatives must receive prior approval of our Executive Vice President and Chief Administrative Officer at St. Louis headquarters. For purposes of this Code, “close relatives” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and includes anyone (other than an employee) who shares your household.

We are committed to complying with all applicable labor laws and support the protections afforded under such laws and related election processes. In our employment practices, we adhere to the following principles: (1) that workers have the right to freely choose whether or not to form and join trade unions and bargain collectively; (2) that employment shall be freely chosen; and (3) that there shall be no use of forced labor, including bonded or voluntary prison labor.

C. Antitrust and Unfair Competition Laws

We believe that vigorous and fair competition is in our best interest and in the best interest of our employees and shareholders. Antitrust and unfair competition laws were developed and enacted to help preserve the free enterprise system by promoting healthy competition. We will comply in all respects with both the spirit and letter of these laws.

The antitrust and unfair competition laws prohibit business activities that constitute unreasonable restraints of trade, unfair trade practices and other anti-competitive activities. You should not participate in any activity which would serve to undermine the competitive nature of the industry or to artificially establish product prices independent of the market.

Any proposed joint activities (such as research, development or production) with competitors must be reviewed by the Law Department before being undertaken. The legality of such activities depends on a variety of factors which must be analyzed on a case-by-case basis.

Activities of trade associations also can involve antitrust and unfair competition problems. For example, information concerning current prices and details of transactions between specific buyers and sellers should not be provided to a trade association. Any proposed attendance at a trade association meeting which may result in members disclosing or exchanging sensitive or proprietary information must be approved in advance by our Law Department, which may require severe restrictions or limitations.

D. Securities Laws and Insider Trading

We are a publicly owned corporation with stock traded on the New York Stock Exchange in the United States. Our policy requires that we and you obey all securities laws.

It is a violation of applicable securities laws for you to use for your own benefit, or to selectively disclose to others for their benefit, “material” non-public information about our plans or operations. Non-public information is “material” if a reasonable investor would find it important in deciding to buy or sell shares of a company’s stock. All non-public information about our plans and operations, whether or not “material,” is our absolute property. As a result, it is a violation of this Code for you to use any non-public information for your own benefit, or to disclose it to any party outside Peabody except as authorized by us or required by applicable laws or regulations.

To assure compliance with both the letter and the intent of securities laws, you should adhere to the following guidelines:

•	You should not disclose material non-public information regarding our plans and operations, except to other Peabody employees who establish their need to know to conduct our business or except as otherwise authorized by us or required by applicable laws or regulations.

•	If you are in possession of material non-public information regarding Peabody you should not buy or sell our securities until the information has been properly disclosed to the public by us and the public has had sufficient time to become aware of and to evaluate it.

•	Since material non-public information may also relate to the value of securities of companies with which we are doing business, anyone possessing such “inside information” may not sell or buy the securities of those other companies or disclose that information to persons outside Peabody, until the information has been properly disclosed to the public and the public has had sufficient time to become aware of and to evaluate it.

•	Inquiries from financial analysts and others affiliated with the financial and investment communities which relate to public or non-public information regarding us should be referred to our President and Chief Commercial Officer, Senior Vice President of Investor Relations & Corporate Communications or our Executive Vice President and Chief Financial Officer.

•	All persons designated by our Chief Executive Officer or Chief Legal Officer shall be prohibited from time to time from trading in our securities during any “closed period” or “blackout period” (including any pension fund “blackout period”) as determined by our Chief Executive Officer or our Chief Legal Officer, by applicable securities laws or by the rules and regulations of any applicable stock exchange.

•	Our directors and executive officers are subject to special reporting requirements and short-swing profits liability under U.S. securities laws. These individuals must therefore receive pre-clearance from our Chief Legal Officer or his authorized representative prior to engaging in any transaction in our securities. Directors and executive officers are also required by law to report their beneficial holdings and transactions in our stock to the U.S. Securities and Exchange Commission and the New York Stock Exchange. We expect that all such reports will be filed in an accurate, timely fashion. The affected officers and directors should contact our Chief Legal Officer for assistance in understanding and meeting their filing obligations.

Violations of securities laws frequently involve idle or casual conversation about a business or its plans. If such indiscretions involve material non-public information, they may ultimately result in serious consequences for us and for those who provide such inside information.

5 COMMERCIAL RELATIONSHIPS

We consider our reputation for fairness and integrity one of our most valuable assets. We seek stable and profitable business relationships – based on fairness and integrity – with our employees, customers, suppliers, lessors and all others whose activities are associated with us. You are expected to use good judgment in all dealings with individuals, suppliers or firms which seek to become a supplier of goods or services to us. To that end, you must conduct your business affairs so that our integrity will be unquestionable if the full details of those dealings become public.

To illustrate the high ethical standards expected of you, the following conduct is expressly prohibited:

•	Paying or receiving money, gifts, loans or other favors which may influence or be perceived to influence business decisions or compromise independent judgment;

•	Giving or receiving any trip or entertainment, including tickets to sporting events, without your supervisor’s prior approval;

•	Paying or receiving kickbacks for obtaining business for or from us;

•	Misrepresenting or deceptively omitting material facts in connection with buying or selling real or personal property on our behalf;

•	Misrepresenting or deceptively omitting material facts relating to the sale of coal or billings to our customers;

•	Degrading our reputation through any other activities which are of similar questionable integrity;

•	Willful and/or knowledgeable engagement in coal trading activities/strategies or manipulation of traded markets which are either (a) illegal, or (b) for the purpose of artificially inflating profits for personal gain and not in our best interest.

These guidelines are not intended to prevent us from paying normal and reasonable commissions to our agents or from taking normal prompt payment discounts.

They also do not prohibit receiving inexpensive non-cash gifts or services which are acceptable under normal and customary social circumstances, so long as the gratuity is not a cash gift, is not excessive in value, cannot be construed as a bribe or payoff and does not violate any laws or regulations. In addition, the guidelines do not prohibit normal business entertainment and related expenses which are within our guidelines and are incurred for the benefit of our customers and potential customers.

If you are requested to make or accept a gift or payment that is prohibited or may appear to be prohibited under this Code, the request and all the surrounding circumstances should immediately be disclosed to your supervisor. If the appropriateness of any such request is uncertain, you should consult our Law Department for guidance.

6 RELATIONS WITH GOVERNMENT OFFICIALS

Our success depends to a great degree upon our abilities to build relationships with government and Tribal officials and leaders of traditional landowners based on honesty and integrity. You shall not take any actions that could undermine proper relationships or tarnish our reputation for integrity.

None of our funds, gifts or assets shall be paid or given directly or indirectly to any government official or employee, to any enterprise owned or controlled by such persons, or to close relatives of such persons.

A. U.S. Government Officials

Giving a gratuity or a bribe to a U.S. public official is a violation of law. A public official includes any employee of any department, agency or branch of the federal government, including members of Congress and their staffs. Bribery is the specific act of giving a gratuity and it does not require proof of specific intent to influence an official act. Conviction of the offense of bribery or the lesser offense of giving a gratuity is a felony which can result in fines and imprisonment. The Tennessee Valley Authority, one of our long-term customers, is a federal government agency.

Of special concern to some of you is purchasing food and refreshments for federal public officials during the course of a normal business luncheon, dinner or other meeting. Ethics rules of the U.S. Senate and House of Representatives severely restrict the ability of elected officials and their employees to accept reimbursement for meals, travel and lodging. As a general rule, regulations permit U.S. executive department officials to accept modest items of food and refreshments, such as soft drinks, coffee or donuts, offered other than as part of a meal and on infrequent occasions.

When you are planning to meet with federal government executive or legislative officials under such circumstances, you should consult our Law Department for specific guidance.

B. U.S. State, Local and Tribal Government Officials

Most U.S. states have laws relating to bribery of state and local government officials and we expect you to become familiar with and comply with such laws. In addition, because we operate on land governed by Native American Tribal councils, we must abide by their laws and requirements. Specific guidance on these laws will be issued periodically by our Law Department.

C. Non-U.S. Government Officials

The laws of most countries impose severe penalties for improper payments or promises intended to influence a government official to misuse his or her official position. If you have any question concerning payments or promises, directly or indirectly, to foreign officials, consult our Law Department for advice before proceeding.

You are strictly prohibited from giving, offering or promising anything of value to a government official to influence any official act or otherwise violate the law. Any knowledge of such conduct by you must be reported immediately to the appropriate supervisor and our Chief Legal Officer.

You must comply with all laws and regulations of the countries which have jurisdiction over our operations and activities including, without limitation, the U.S. Foreign Corrupt Practices Act and the OECD Anti-Bribery Convention.

7 POLITICAL CONTRIBUTIONS

None of our funds or assets will be loaned or contributed, either directly or indirectly, to any political party or organization, or to any individual who holds or is a candidate for public office, except when permitted by applicable law and pre-authorized by our Senior Vice President of Government Relations and our Chief Legal Officer.

The following are examples of activities which are illegal under U.S. federal law and the laws of those U.S. states which prohibit corporate political contributions:

•	Contributions by an employee which are reimbursed through expense accounts or in other ways;

•	Purchase by us of tickets for political dinners or fund-raising events;

•	Contributions in kind, such as loaning employees to political parties or providing company airplanes for use in political campaigns;

•	Indirect contributions by us through suppliers, customers or agents.

Political contributions by corporations are permitted by the laws of some states and foreign countries. Such allowable contributions may include some of the activities mentioned above, but in all cases, they require prior authorization by our Senior Vice President of Government Relations and our Chief Legal Officer and, when required by law, by the appropriate Board of Directors.

This policy is not intended to discourage or prevent you from engaging in political activities as an individual on your own time and at your own expense. It also does not prohibit you from making political contributions from personal funds or from expressing individual views with respect to legislative or political matters.

8 FINANCIAL REPORTING AND RECORD-KEEPING

A. Financial Reporting

We are committed to providing meaningful financial reports and other material information about our operations to our shareholders on a regular basis. In furtherance of this commitment, we will produce clear, timely and accurate financial statements and public reports that fully comply with all laws and regulations and that fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented. All financial statements filed with the U.S. Securities and Exchange Commission will be prepared on a consistent basis of accounting and in accordance with U.S. Generally Accepted Accounting Principles (GAAP). In addition, we will strive to make clear and concise disclosures that adhere to the SEC’s “plain English” principles.

We will endeavor to implement the necessary systems, procedures and controls to ensure that this policy is strictly adhered to. We are committed to establishing and maintaining an effective system of internal control over financial reporting that is properly documented and monitored for effectiveness. Our monitoring procedures include, but are not limited to, a multi-discipline “Disclosure Committee” that reviews our earnings releases, financial statements and certain SEC filings. We also conduct a comprehensive internal certification process designed to identify issues throughout Peabody that might impact external reporting. These processes are designed (i) to assure that disclosure and internal control issues are identified and results are verified at multiple levels, and (ii) to provide necessary due diligence to support all required CEO and CFO certifications; with the overall goal of ensuring that our public reports contain clear, accurate and complete financial disclosures that comply with all applicable laws and regulations.

B. Proper Recording of Funds and Assets

Accurate record-keeping is essential to meeting our financial reporting objectives and is required by law. All of our funds, assets, commitments, receipts and disbursements shall be properly and consistently recorded on our books in compliance with all applicable legal requirements, GAAP or other applicable accounting standards and our system of accounting and internal control over financial reporting. This includes funds received from the sale or disposal of any assets. No unrecorded funds or assets of any kind are to be maintained by any Peabody employee, subsidiary or affiliate.

To assure that this policy is implemented, it is specifically understood that:

•	No funds, assets or accounts will be established or maintained for purposes which are not fully and accurately reflected on our books and records.

•	No funds or other assets will be received or disbursed without being fully and accurately reflected on our books and records.

•	No false or fictitious entries will be made on our books or records and no false or misleading reports pertaining to us or our operations will be issued.

If you have any concerns about or knowledge of any act or circumstance prohibited by this policy, you must immediately report the matter to our Chief Financial Officer and our Chief Legal Officer.

C. Retention of Records and Communications

Our policy is that our records, correspondence and communications be accurate, professional and self-documenting. You should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that may be inaccurate or misunderstood. This applies equally to e-mail, internal memos and formal reports.

Records should always be retained or destroyed in accordance with our record retention policies. However, at times we may need to retain documents beyond the period they would normally be retained. The most common reasons are litigation or other legal matters. In these situations, retention and preservation of documents is critical. If you have documents that may be required for litigation or other legal matters, the Law Department will place those documents on a “legal hold,” meaning the documents cannot be altered, destroyed, deleted, or modified in any manner, and will inform the individuals most closely identified with the documents. Instructions for retaining the documents will be provided, and you must ensure that these instructions are followed. A legal hold remains in effect until you are notified by the Law Department in writing.

9 WORK ENVIRONMENT

We support a workplace that is free from harassment and expect that all employees will treat each other with fairness and respect. Harassment on the basis of race, age, national origin, religion, sex, disability or marital status or as otherwise prohibited under applicable law is strictly prohibited by our policies and will not be tolerated.

Harassment includes, without limitation, verbal harassment (epithets, derogatory statements, slurs or innuendos), physical harassment (unwelcome touching or physical interference) or visual harassment (derogatory, offensive or graphic written, printed or electronic materials). Sexual harassment refers to any unwelcome sexual attention, sexual advances, requests for sexual favors and similar conduct reasonably considered offensive, including, for example, when: (a) submission to such conduct, explicitly or implicitly, is made a term or condition of an individual’s employment; (b) submission to, or rejection of such conduct is used as the basis for employment decisions affecting that individual; (c) such conduct has the purpose or effect of unduly interfering with an individual’s work performance; or (d) such conduct has the purpose or effect of creating an intimidating, hostile or offensive environment.

If you feel that you have been a victim of sexual or other harassment, you should promptly bring the problem to the attention of your supervisor or local human resources manager (or another member of management with whom you feel comfortable). If you prefer not to discuss these matters with local management, you should bring the problem to the attention of our Vice President of Benefits, Employee Relations and International Services or our Executive Vice President and Chief Administrative Officer in St. Louis.

We will promptly and confidentially investigate all such allegations and will take appropriate corrective action. Retaliation in any form against an employee who exercises his or her right to make a complaint under this Code is strictly prohibited, and will itself be a cause for disciplinary action.

10 DRUGS AND ALCOHOL IN WORKPLACE

We prohibit the use, possession or distribution of illegal drugs or alcohol in the workplace and reporting to work, being on our property or operating one of our vehicles while under the influence of alcohol or controlled substances. We will vigorously enforce our policy on the use of drugs and alcohol in the workplace.

11 REPORTING OF CODE VIOLATIONS

Our business and reputation depends, in large measure, on strict adherence to the provisions of this Code. You are encouraged and obligated to report any known or suspected Code violations to your supervisor and our Chief Legal Officer. Except as qualified by the next sentence, no disciplinary action will be taken, and we will not tolerate any retaliation, against you for making such a report in good faith and all information provided will be maintained in the strictest confidence. The reporting of a violation by you that implicates you, either directly or indirectly, will not protect you from disciplinary action by us, including the possibility of dismissal for cause.

Our Board of Directors has established procedures for receiving, retaining and investigating reported Code violations. If you have any concern regarding questionable business practices, you should raise it with your supervisor or human resources representative. If, based on the nature of the violation, this type of communication is not a viable option, you should contact our Tell Peabody compliance hotline. A Tell Peabody operator can be reached 24 hours a day, 7 days a week by calling the hotline or by emailing TellPeabody@getintouch.com. Tell Peabody is operated by an independent third party and is designed to allow for confidential and anonymous communication of concerns.

Tell Peabody Hotline:

United States: 1-877-288-3617

Australia: 1-800-253-215

United Kingdom: 0808-234-4374

Other Locations: 1-314-628-2926 (call collect)

12 PROTECTION AND PROPER USE OF COMPANY ASSETS

A. Use of Company Assets

You should protect our assets and ensure their efficient and professional use. Theft, carelessness and waste have a direct impact on our profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Our equipment should not be used for non-company business, although incidental personal use may be permitted in limited situations.

Your obligation to protect our assets includes our proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights; as well as business, marketing, pricing and service plans, engineering and operating ideas, designs, databases, records, land and reserve information, salary information and any unpublished financial data and reports. Any unauthorized use or distribution of this information is a violation of our policy. It could also be illegal and result in civil and criminal penalties.

B. Use of Company Computers, E-mail and the Internet

We support a wide range of electronic devices and networks to help us work as effectively as possible. Mobile phones, personal computers, personal digital assistants, Internet access, email and other systems can significantly enhance our productivity. When used inappropriately, however, they may expose our data and systems to substantial risk.

To ensure the security and integrity of our technology and information systems:

•	Only approved mechanisms, tools and procedures should be used to access our networks.

•	Your computer and network access codes (for example, User IDs, passwords, PINs and authentication tokens) should be kept in a secure place and not shared with others, and should be changed immediately if compromised.

•	Unauthorized software should not be installed on your computer.

•	You should not click on an embedded link or open an attachment in an email, or open a file received through an instant message, unless you know and trust the sender.

We provide computers and other electronic devices and network and Internet access to employees solely for business purposes. These computer resources are our property. You should have no expectation of privacy as to information sent or received on our computer resources, including information received from Internet sites.

You may not use our computer resources, at your employment location or elsewhere (a) to send or receive electronic mail which contains (or to visit Internet sites which feature) pornographic or sexually explicit material or messages derogatory toward any group of people based on race, ethnicity, religion, national origin, gender or sexual orientation; or (b) to send electronic mail for the purpose of defaming, embarrassing or harassing any person.

You are asked to refrain from posting comments regarding our business on Internet message boards, chat rooms, messaging vehicles, blogs and other interactive sites. This policy is intended to ensure the accuracy and consistency of messages and compliance with Federal securities laws, which prohibit the selective disclosure of material non-public information. Should you have any questions regarding this policy or a particular communication, please contact our Law Department.

You should bear in mind that your use of our computer resources may reflect on our reputation and in some circumstances expose us to possible legal liability. Supervisors may impose additional restrictions on their employees’ use of our computer resources as necessary to prevent inappropriate use.

13 CONFIDENTIALITY

You must maintain information entrusted to you by us or by our customers and suppliers in confidence, except when disclosure is authorized by us or required by applicable laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to us, our employees or our customers, if disclosed. It also includes information that our suppliers and customers have entrusted to us as well as employee health information and information subject to confidentiality agreements. The obligation to preserve confidential information continues even after your employment ends.

14 AUDITS

Compliance with this Code may be monitored by periodic audits under the direction of our Chief Legal Officer. You are required to cooperate fully with such audits and to provide truthful and accurate information.

15 NONEXCLUSIVITY

This Code does not constitute a comprehensive, full or complete explanation of the laws which apply to us and to you, and it does not contain all applicable policies and bases for discipline or discharge. You have a continuing obligation to be familiar with applicable laws and all of our policies and procedures.

16 WAIVERS

Any change in or waiver of this Code for our executive officers (including senior financial officers) or directors may be made only by our Board of Directors or a Board committee and will be promptly disclosed as required by law or stock exchange regulation.

17 VIOLATIONS

A violation of this Code or a false or misleading answer or response to a questionnaire or Compliance Statement can result in disciplinary action against you and could lead to your discharge. We may also be obligated to bring known violations of law to the attention of appropriate enforcement authorities.

18 AUTHORITY

This Code is part of a comprehensive internal control environment and has been adopted by our Board of Directors on April 16, 2009.

COMPLIANCE STATEMENT

1. I have read Peabody’s Code of Business Conduct and Ethics, have had an opportunity to ask questions, and agree to strictly comply with the Code. I understand the Code is not a contract of employment and that the failure to comply or to truthfully and completely respond to this questionnaire will be a basis for disciplinary action, including the possibility of dismissal for cause. I understand that the Code does not, in any way, alter my employment status. I know of no conflicts with the Code.

2. Except as stated in the Disclosure space below:

A. I know of no interest or business relationship of mine or of my spouse, children or other close relatives which conflicts with the provisions of this Code.

B. I have not directly or indirectly known of, engaged in or participated in the transmittal of funds, assets or any other thing of value in violation of the provisions of the Code.

C. I have not received any gift or other gratuity from any current or prospective lessor, contractor or supplier nor engaged or participated in any other activity prohibited by the Code.

DISCLOSURE

The information provided below discloses circumstances which may be a violation of the Code of Business Conduct and Ethics. Please provide a specific description of the circumstances below. If necessary, please attach additional pages and sign and date each page.

3. Except as stated below, I do not supervise and am not under the supervision of another employee to whom I am related as father, mother, brother, sister, uncle, aunt, husband, wife, son, daughter, niece, nephew, grandparent, or such person related by marriage (a “family member”). For purposes of this question, an employee is considered to be under the direct or indirect supervision of another employee if such person is within two reporting levels within the same functional unit/department. (list each such family member, including his or her employment location and title).

4. I will immediately report any future relationships, interests, transactions and arrangements which may constitute a violation of the Code as they arise during the course of my employment with the company.

Date	Signature
Employee Number	Name (Please print)

Title

Employment Location